BUSINESS NOTE
                      (Use only for business purpose loans)

Lake Country Investment, LLC          JANUARY 22, 1999           $    270,000.00
------------------------------------  ------------------------   ---------------
        (MAKER)                          (DATE)

1.  Promise to Pay and Payment Schedule. The undersigned ("Maker," whether one or more) promises to pay to the order of U.S. Bank National
    Association ("Lender") at 201 West Wisconsin Avenue, Milwaukee 53259, Wisconsin, the sum of $270,000.00;
[Check (a), (b), (c) or (d); only one shall apply.]
(a)|X| Single Payment. In one payment on NOVEMBER 22, 2003, plus interest payable as set forth below unless interest is shown on line 4 below.
(b)[ ]   Installments of Principal and Interest. In n/a equal payments of $
         n/a due on n/a , and on [ ] the same day(s) of each n/a month thereafter [ ] every 7th day thereafter [ ] every 14th day thereafter, PLUS a final payment of the unpaid balance and accrued interest due on n/a , all subject to modification as set forth in 2(b) below. If applicable. All payments include principal and interest.
(c)[ ] Installments of Principal. In n/a equal payments of principal of $ n/a due on n/a , and on [ ] the same day(s) of each n/a month thereafter
         [ ] every 7th day thereafter [ ] every 14th day thereafter, PLUS a final payment of the unpaid principal due on n/a , PLUS interest payable as set forth below.
(d)[ ]   Other.          n/a
               ---------------------------------------------------------------
2. Interest Calculation. If the amount of interest is not shown on line 4 below, this Note bears Interest on the unpaid principal balance before maturity:
[Check (a), (b) or complete line 4 below; only one shall apply.]
(a)[ ] Fixed Rate. At the rate of n/a % per year.
(b)|X| Variable Rate. At the annual rate which is equal to the following Index Rate, [ ] plus |X| minus 0.250 percentage points ("Note Rate"), and the Note Rate shall be adjusted as provided below. The Index Rate is: [ ] The prime rate |X| The reference rate [ ] The base rate adopted by |X| Lender [ ] n/a from time to time as its base or reference rate for Interest rate determinations. The Index Rate may or may not be the lowest rate charged by Lender.
     [ ] n/a
         ----------------------------------------------------------------
     The Initial Note Rate is 7.500%. An adjustment in the Note Rate will result in an increase or decrease in (1) |X| the amount of each payment of Interest, (2) [ ] the amount of the final payment, (3) [ ] the number of scheduled periodic payments sufficient to repay this Note in substantially equal payments, (4) [ ] the amount of each remaining payment of principal and interest so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date, (5) [ ] the amount of each remaining payment of principal and interest (other than the final payment) so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date based on the original amortization schedule used by Lender, plus the final payment of principal and interest, or (6) [ ] n/a. In addition, Lender is authorized to change the amount of periodic payments if and to the extent necessary to pay in full all accrued interest owing on this Note. The Maker agrees to pay any resulting payments or amounts. The Note Rate shall be adjusted only on the following change dates: [ ] the first day of each month [ ] each scheduled payment date |X| as and when the Index Rate changes [ ] n/a .
Interest is computed for the actual number of days principal is unpaid on the basis of |X| a 360 day year [ ] a 365 day year.
3. [ ] Interest Payment. Interest is payable on FEBRUARY 22, 1999, and on |X| the same day of each third month thereafter, [ ] every 7th day thereafter, [ ] every 14th day thereafter, and at maturity, or, if box 1(b) is checked, at the times so indicated.
4. Other Charges. If any payment (other than the final payment) is not made on or before the 15th day after its due date, Lender may collect a delinquency charge of 5.00% of the unpaid amount. Unpaid principal and interest bear Interest after maturity until paid (whether by acceleration or lapse of
     time) at the rate |X| which would otherwise be applicable plus 3.000 percentage points [ ] of n/a % per year, computed on the basis of |X| a 360 day year [ ] a 365 day year. Maker agrees to pay a charge of $20.00 for each check presented for payment under this Note which is returned unsatisfied.
5. Prepayment. Full or partial prepayment of this Note |X| is permitted at any time without penalty [ ] * n/a
                      --------------------

--------------------------------------------------------------------------------

            THIS NOTE INCLUDES ADDITIONAL PROVISIONS ON REVERSE SIDE.


                                             Lake Country Investment, LLC (SEAL)
                                             ----------------------------------

                                             BY /s/ George R. Schonath    (SEAL)
                                             -----------------------------------
                                             George R. Schonath     Member
                                                                          (SEAL)
                                             ----------------------------------

Inapplicable unless filled in
(use for add-on loans only).                                              (SEAL)
                                               --------------------------------
1. Loan Proceeds            $        n/a
                             -----------
2. Cr. Life Ins. Charge              n/a                                  (SEAL)
                            -----------------  --------------------------------
3. Cr. A & S Ins. Charge             n/a
                            ------------
4. Interest (Add-on)                 n/a       W239 N1700 Busse Road
                            -----------------  ---------------------------------
5.                                   n/a
                            ------------
6. Face Amount of Note      $        n/a       Waukesha, WI  53188  888-558-2265
                             ----------------  ---------------------------------
                                                   (ADDRESS)             (PHONE)

--------------------------------------------------------------------------------

                          FOR LENDER CLERICAL USE ONLY


*If checked, Insert applicable prepayment
 restrictions and penalties.                             /s/ Michael J. Scicero
                                                        -----------------------
If credit life or accident and sickness insurance is               Loan Officer
required, a WBA 450 may be required.

                              ADDITIONAL PROVISIONS

6. Default and Enforcement. If any installment is not paid when due under this Note, if a default occurs under any other obligation of any Maker to Lender or if Lender deems itself insecure, the unpaid balance shall, at the option of Lender, without notice, mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Maker, surety, Indorser or guarantor becomes the subject of bankruptcy or other insolvency proceedings. Lender's receipt of any payment on this Note after the occurrence of an event of default shall not constitute a waiver of the default or the Lender's rights and remedies upon such default. To the extent not prohibited by law, Maker consents that venue for any legal proceeding relating to collection of this Note shall be, at lender's option, the county in which Lender has its principal office in this state, the county in which any Maker resides or the county in which this Note was executed.
7. Security. This Note is secured by all existing and future security agreements and mortgages between Lender and Maker, between Lender and any Indorser or guarantor of this Note, and between Lender and any other person providing collateral security for Maker's obligations, and payment may be accelerated according to any of them. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Maker grants to Lender a security interest and lien in any deposit account Maker may at any time have with Lender, Lender may, at any time after an occurrence of an event or default, without notice or demand, set-off against any deposit balances or other money now or hereafter owed any Maker by Lender any amount unpaid under this Note.
8. Rights of Lender. Without affecting the liability of any Maker, Indorser, surety, or guarantor, Lender may, without notice, accept partial payments release or impair any collateral security for the payment of this Note or agree not to sue any party liable on it. Lender may apply prepayments, if permitted to such future Installments as it elects. Lender may without notice to Maker apply payments made by or for Maker to any obligations of Maker to Lender. Without affecting the liability of any Indorser, surety or guarantor, Lender may from time to time, without notice, renew or extend the time for payment.
9. Obligations and Agreements of Maker. The obligations under this Note of all Makers are joint and several. All Makers, Indorsers, sureties, and guarantors agree to pay all costs of collection before and after judgment, including reasonable attorneys' fees (including those incurred in successful defense or settlement of any counterclaim brought by Maker or incident to any action or proceeding involving Maker brought pursuant to the United States Bankruptcy Code) and waive presentment, protest, demand and notice of dishonor. Maker agrees to Indemnify and hold harmless Lender, its directors, officers, employees and agents, from and against any and all claims, damages, judgments, penalties, and expenses, including reasonable attorneys' fees, arising directly or indirectly from credit extended under this Note or the activities of Maker. This indemnity shall survive payment of this Note. Each Maker acknowledges that Lender has not made any representations or warranties with respect to, and that Lender does not assume any responsibility to Maker for, the collectability or enforceability of this Note or the financial condition of any Maker. Each Maker has independently determined the collectability and enforceability of this Note. Maker authorizes Lender to disclose financial and other information about Maker to others.
10. Interpretation. This Note is intended by Maker and Lender as a final expression of this Note and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Note. This Note may not be supplemented or modified except in writing.

-----------------------------------------------------------------------

INTEREST

PAID TO                                        $
-----------------------------------------------------------------------
MO. DAY   YR.  DATES PAID  INITIALS  INTEREST   PRINCIPAL   BALANCE DUE
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------


                                       -2-